Exhibit 5.1



                    [Letterhead of Igler & Dougherty, P.A.]

                                 April 26, 2004


Board of Directors
Florida Community Banks, Inc.
Board of Directors
Florida Community Banks, Inc.


     RE: Florida Community Banks's Registration Statement on Form S-8 for 187,399 Shares of Common Stock

Gentlemen:

     We have acted as counsel for Florida Community Banks, Inc. ("FCBI") in connection with the proposed offering of the shares of its $.01 par value common stock covered by the above-described registration statement.

     In connection therewith, we have examined the following:

     o The Articles of Incorporation of FCBI, as filed with the Secretary of State of the State of Florida;

     o    The Bylaws of FCBI;

     o    FCBI's 2002 Key Employee Stock Compensation Program; and

     o    The registration statement, including all exhibits thereto.

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

     o FCBI has been duly incorporated and is validly existing under the laws of the State of Florida.

     o The 187,399 shares of $.01 par value common stock covered by the registration statement have been legally authorized and when issued in accordance with the terms described in said registration statement, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the aforementioned registration statement on Form S-8 and to any amendments thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,   /s/ Igler & Dougherty, P.A.
                                                  ------------------------------
                                                         IGLER & DOUGHERTY, P.A.